                                                           FOR IMMEDIATE RELEASE
                                                                November 6, 2003


   EXTENDICARE HEALTH SERVICES REPORTS STRONG GROWTH IN THIRD QUARTER EARNINGS

     o    Net earnings reach $5.4 million

     o    Average nursing home occupancy reaches 91.6%

     o    Medicare census rises to 15.2%

     o    Independent actuary confirms adequacy of balance sheet reserves

     o Announces purchase of 99-bed nursing home in Wisconsin for $4.4 million


MILWAUKEE, WISCONSIN -- Extendicare Health Services, Inc. (EHSI) reported a 170% increase in net earnings to $5.4 million in the three months ended September 30, 2003 from net earnings of $2.0 million in the quarter ended September 30, 2002. Cash flow from operations was $13.1 million in the 2003 third quarter compared to $9.1 million in the prior year quarter.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

"The Company's strong performance during the period was attributable to solid operating results from all segments of our business," said Mel Rhinelander, Chairman and Chief Executive Officer of Extendicare Health Services, Inc. "We achieved high levels of overall nursing home occupancy while maintaining strong Medicare census levels. We also benefited from an average 4.7% increase in Medicaid revenue per day in the quarter bringing an additional $4.8 million in revenue to the Company."

Average nursing home occupancy climbed to 91.6% in the 2003 third quarter from 90.8% in the third quarter of 2002, and from 91.2% in the 2003 second quarter. Medicare increased to 15.2% of total nursing home census from 13.3% in the 2002 third quarter.

The majority of the states in which the Company operates enacted changes to their Medicaid funding levels on July 1, 2003, which resulted in an increase in the Company's average Medicaid rate of 3.3% from the second quarter of 2003, contributing $3.4 million of additional revenue. However, in conjunction with the Medicaid rate increases, some states imposed provider taxes, which increased the Company's operating costs by $1.8 million in the third quarter of 2003.

The October 1, 2003, 6.26% Medicare rate increase (comprised of 3.26% administrative fix and 3% market basket adjustment) should improve EHSI's revenue by an annualized total of about $13.3 million based on Medicare census for the first nine months of this year. "The Company supports the industry commitment issued to Senator Grassley, Chairman of the U.S. Senate Committee on Finance, to ensure the 3.26% administrative fix is spent on patient care and services," continued Mr. Rhinelander.

Notwithstanding the funding increases, the Company anticipates results in the fourth quarter will be tempered by a number of cost factors: including seasonality, the impact of holidays, and wage and utility increases, but will still show a significant increase over the same quarter last year.

"Our strategy of maintaining our focus on revenue growth by census improvement will remain a key component of our business plan going forward in 2004," concluded Mr. Rhinelander.

QUARTERS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

Revenue increased by $13.3 million, or 6.4% over the prior year period, of which $12.5 million was from the nursing and assisted living center operations. Management's continued emphasis on growing census contributed $5.9 million to the rise in revenue, while the average increase in Medicaid and private payor rates, partially offset by lower Medicare rates, added $3.9 million. The remaining quarter-over- quarter increase arose due to additional nursing home ancillary services of $2.0 million and prior period Medicaid and Medicare cost settlements of $0.7 million. The Medicaid cost settlements received during the third quarter totaled $1.9 million, compared to a repayment of $1.0 million made in the 2002 third quarter. In addition, revenue for the 2003 third quarter included a provision of $2.2 million related to pre-1999 Medicare cost settlements.

EBITDA increased 21.9% to $26.0 million in the 2003 third quarter from $21.3 million in the same quarter last year. EBITDA as a percent of revenue increased to 11.8% from 10.3% in the prior year quarter. Growth in Medicare patient census and higher Medicaid and private payor rates contributed to earnings.

Pre-tax earnings rose to $9.0 million in the three months ended September 30, 2003 from $3.2 million in the prior year quarter.

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

Net earnings for the nine months ended September 30, 2003 increased $7.7 million to $11.9 million from net earnings of $4.2 million in the comparable 2002 period. The 2002 nine month results included an after-tax loss on disposal of assets and other items of $2.4 million. Cash flow from operations was $35.2 million compared to $29.3 million in the nine months ended September 30, 2002.

EBITDA rose 11.2% to $71.1 million in the nine months ended September 30, 2003 from $63.9 million in the same period last year, and as a percent of revenue, EBITDA grew to 11.0% from 10.5%.

In the nine months ended September 30, 2003, average nursing home occupancy rose to 91.4% from 90.0% in the comparable 2002 period, with Medicare representing 15.4% of resident days, up from 13.1% in the prior year period.

Pre-tax earnings rose by $12.2 million to $19.8 million from $7.6 million in the 2002 comparative period. The 2002 nine month results included a pre-tax loss on disposal of assets and other items of $4.2 million.

OTHER ITEMS

The Company has just completed an interim independent actuarial review of resident care liability costs, based on data through September 30, which confirms the adequacy of balance sheet reserves for liability claims.

The Company is completing a project to install sprinkler systems in the few remaining facilities that do not currently have them.

EHSI is in the process of acquiring a 99-bed nursing home, built in 1999 in Manitowoc, Wisconsin for approximately $4.4 million. The transaction also includes an adjacent five acres of land and is expected to close by the end of 2003, pending regulatory approval.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 276 long-term care facilities across North America, with capacity for over 29,000 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 36,400 people in the United States and Canada.

In a separate news release issued today, Extendicare Inc. announced its 2003 third quarter financial results. On November 7, 2003, at 10:00 a.m. (EST), Extendicare Inc. will hold a conference call to discuss its results for the third quarter. The toll-free number for the call is 1-800-273-9672. Local callers please dial 416-695-5806. For those unable to listen to the call live, a taped rebroadcast will be available from two hours after completion of the live call until midnight on November 21, 2003. To access the rebroadcast, dial 1-800-408-3053. Local callers please dial 416-695-5800. The conference ID number is 1482030. The call will also be webcast live, and archived, in the investor information section of Extendicare's website, www.extendicare.com. In addition, Extendicare Inc. has posted a supplemental information package on its website under investor information/investor documents/supplemental information, which contains historical quarterly financial and operating statistics on the Company.



Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.


For further information, contact:


Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com

VISIT EXTENDICARE'S WEBSITE @ WWW.EXTENDICARE.COM

                        EXTENDICARE HEALTH SERVICES, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (unaudited)



                                             THREE MONTHS ENDED       NINE MONTHS ENDED
(thousands of U.S. dollars)                     SEPTEMBER 30            SEPTEMBER 30
                                            --------------------    --------------------
                                              2003        2002       2003        2002
                                            --------    --------    --------    --------
REVENUES                                                (note 1)                (note 1)
Nursing and assisted living centers          212,827     200,368     623,836     586,272
Outpatient therapy                             3,017       2,491       8,745       7,585
Other                                          4,186       3,906      12,133      12,927
                                            --------    --------    --------    --------
                                             220,030     206,765     644,714     606,784
OPERATING AND ADMINISTRATIVE COSTS           191,712     182,727     566,812     534,446
LEASE COSTS                                    2,298       2,697       6,834       8,411
                                            --------    --------    --------    --------

EBITDA (note 2)                               26,020      21,341      71,068      63,927

Depreciation and amortization                  9,409       9,383      27,719      28,228
Interest expense                               8,511       8,784      25,572      24,754
Interest income                                 (899)        (23)     (2,024)       (833)
Loss from asset disposals and other items         --          --          --       4,181
                                            --------    --------    --------    --------

EARNINGS BEFORE INCOME TAXES                   8,999       3,197      19,801       7,597
Provision for income taxes                     3,598       1,192       7,931       3,428
                                            --------    --------    --------    --------

NET EARNINGS                                   5,401       2,005      11,870       4,169
                                            ========    ========    ========    ========



Notes:
(1) In accordance with Statement of Financial Accounting Standards No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections", issued May 2002, gains and losses on early retirement of debt are no longer treated as extraordinary in nature. Therefore, the comparative 2002 results have been modified to reflect the reclassification of a pre-tax loss of $2.8 million on the write-off of unamortized financing costs from extraordinary item to "loss from asset disposals and other items".
(2) EBITDA refers to earnings before interest, taxes, depreciation, amortization and loss from asset disposals and other items.

                        EXTENDICARE HEALTH SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)



                                                      THREE MONTHS ENDED      NINE MONTHS ENDED
(thousands of U.S. dollars)                              SEPTEMBER 30            SEPTEMBER 30
                                                     --------------------    --------------------
                                                       2003        2002        2003        2002
                                                     --------    --------    --------    --------
OPERATING ACTIVITIES
Net earnings                                            5,401       2,005      11,870       4,169
Adjustments to reconcile net earnings to net cash
 provided from operating activities
   Depreciation and amortization                        9,409       9,383      27,719      28,228
   Provision for self-insured liabilities               1,500       1,312       4,500       3,937
   Payments for self-insured liabilities               (3,159)     (4,069)    (13,478)    (18,565)
   Provision for uncollectible accounts receivable      3,055       2,525       8,152       7,874
   Reserve for settlements with third-party payors      2,200          --       2,200          --
   Amortization of deferred financing costs               372         340       1,118       1,368
   Loss on disposal of assets and other items              --          --          --       4,181
   Deferred income taxes                                  519       1,178       2,881       3,026
                                                     --------    --------    --------    --------
                                                       19,297      12,674      44,962      34,218
Changes in assets and liabilities
   Accounts receivable                                 (2,124)     (7,208)     (2,148)     (5,086)
   Supplies, inventories and other current assets         935        (214)       (121)       (817)
   Accounts payable and accrued liabilities            (3,922)      9,886      (5,986)     12,758
   Income taxes                                           (20)        (42)        114         (60)
   Current due to shareholder and affiliates           (1,042)     (5,976)     (1,665)    (11,710)
                                                     --------    --------    --------    --------

CASH PROVIDED FROM OPERATING ACTIVITIES                13,124       9,120      35,156      29,303
                                                     --------    --------    --------    --------
INVESTING ACTIVITIES
Payments for purchases of property and equipment       (6,761)     (5,193)    (15,636)    (12,638)
Proceeds from sales of assets                               6          24          34      14,291
Other assets                                              222        (447)        770       1,012
                                                     --------    --------    --------    --------
CASH PROVIDED FROM (USED FOR) INVESTING ACTIVITIES     (6,533)     (5,616)    (14,832)      2,665
                                                     --------    --------    --------    --------
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                   --          --          --     160,625
Payments of long-term debt                             (2,132)     (2,672)     (2,391)   (157,931)
Bank indebtedness                                       8,368           5       6,292        (585)
Payments of deferred financing costs                       --          --          --      (7,090)
Other long-term liabilities                               136           6         580       1,726
                                                     --------    --------    --------    --------
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES      6,372      (2,661)      4,481      (3,255)
                                                     --------    --------    --------    --------

INCREASE IN CASH AND CASH EQUIVALENTS                  12,963         843      24,805      28,713
Cash and cash equivalents beginning of period          38,858      28,867      27,016         997
                                                     --------    --------    --------    --------
CASH AND CASH EQUIVALENTS END OF PERIOD                51,821      29,710      51,821      29,710
                                                     ========    ========    ========    ========

                        EXTENDICARE HEALTH SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



(thousands of U.S. dollars)                                        SEPTEMBER 30      DECEMBER 31
                                                                       2003             2002
                                                                   ------------      -----------
ASSETS
Current assets
   Cash and cash equivalents                                          51,821            27,016
   Accounts receivable, less allowances of $12,491
    and $9,309, respectively                                          98,037           104,064
   Supplies, inventories and other current assets                      7,346             7,226
   Income taxes receivable                                               404               518
   Deferred state income taxes                                         5,593             5,810
   Due from shareholder and affiliates                                47,861            46,432
                                                                     -------           -------
                                                                     211,062           191,066
Property and equipment                                               443,746           453,119
Goodwill and other intangible assets                                  75,761            76,339
Other assets                                                         109,664           112,410
                                                                     -------           -------
                                                                     840,233           832,934
                                                                     =======           =======

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Bank indebtedness                                                   8,947             2,656
   Accounts payable and accrued liabilities                          115,753           121,729
   Current portion of accrual for self-insured liabilities            20,000            28,000
   Current maturities of long-term debt                                  959               716
                                                                     -------           -------
                                                                     145,659           153,101
Long-term debt                                                       394,826           397,434
Accrual for self-insured liabilities                                  26,111            27,089
Other long-term liabilities                                           41,318            40,749
Deferred state income taxes                                            9,173             8,495
Due to shareholder and affiliates                                     49,988            46,865
                                                                     -------           -------
                                                                     667,075           673,733
Shareholder's equity                                                 173,158           159,201
                                                                     -------           -------
                                                                     840,233           832,934
                                                                     =======           =======

                        EXTENDICARE HEALTH SERVICES, INC.
                       FINANCIAL AND OPERATING STATISTICS
                                   (unaudited)



                                                           THREE MONTHS ENDED      NINE MONTHS ENDED
                                                              SEPTEMBER 30           SEPTEMBER 30
                                                          --------------------  ----------------------
                                                            2003       2002       2003          2002
                                                          ---------  ---------  ---------    ---------
COMPONENTS OF NURSING AND ASSISTED LIVING CENTER REVENUE (millions)
Nursing                                                   $   203.4  $   191.4  $   595.8    $   560.1
Assisted living                                                 9.4        9.0       28.0         26.2
                                                          ---------  ---------  ---------    ---------
                                                          $   212.8  $   200.4  $   623.8    $   586.3
                                                          =========  =========  =========    =========

NURSING CENTER REVENUE BY PAYOR SOURCE (millions)
Private/other                                             $    37.6  $    37.0  $   111.1    $   107.5
Medicare                                                       56.5       52.9      171.4        153.0
Medicaid                                                      109.3      101.5      313.3        299.6

NURSING CENTER PERCENT OF REVENUE BY PAYOR SOURCE
Private/other                                                  18.5%      19.4%      18.6%        19.2%
Medicare                                                       27.8       27.6       28.8         27.3
Medicaid                                                       53.7       53.0       52.6         53.5

NURSING CENTER PATIENT DAYS BY PAYOR SOURCE (thousands)
Private/other                                                 202.8      214.3      605.0        632.9
Medicare                                                      181.2      156.6      540.1        454.0
Medicaid                                                      804.6      804.6    2,370.0      2,376.0

NURSING CENTER PERCENT OF PATIENT DAYS BY PAYOR SOURCE
Private/other                                                  17.1%      18.2%      17.2%        18.3%
Medicare                                                       15.2       13.3       15.4         13.1
Medicaid                                                       67.7       68.5       67.4         68.6

AVERAGE MEDICARE PART A RATE                              $  294.12  $  311.11  $  292.93    $  311.55

ASSISTED LIVING CENTER RESIDENT DAYS
 (thousands)                                                  138.2      136.5      408.2        398.4

AVERAGE OCCUPANCY (excluding managed facilities)
Nursing facilities                                             91.6%      90.8%      91.4%        90.0%
Assisted living facilities                                     86.9       84.5       86.0         83.1
Nursing and assisted living facilities                         91.1       90.1       90.8         89.3



